                                                                     Exhibit 4.1

                    THE CONNECTICUT LIGHT AND POWER COMPANY

               $200,000,000 First and Refunding Mortgage Bonds,
                        1997 Series B due June 1, 2002


                         REGISTRATION RIGHTS AGREEMENT


                                            New York, New York
                                            June 19, 1997

Morgan Stanley & Co. Incorporated
Salomon Brothers Inc
c/o Morgan Stanley & Co.
      Incorporated
      1585 Broadway
      New York, New York 10036

Dear Sirs and Mesdames:

          The Connecticut Light and Power Company, a Connecticut corporation (the "Company"), proposes to issue and sell (the "Initial Placement") to Morgan Stanley & Co. Incorporated ("Morgan Stanley") and Salomon Brothers Inc ("Salomon" and, together with Morgan Stanley, the "Purchasers"), upon the terms set forth in a placement agreement of even date herewith (the "Placement Agreement"), $200,000,000 of the Company's First and Refunding Mortgage Bonds, 1997 Series B due June 1, 2002 (the "Bonds"). The Bonds will be issued under the Indenture of Mortgage and Deed of Trust dated as of May 1, 1921 between the Company and Bankers Trust Company, as amended and supplemented and to be further supplemented by the 67th Supplemental Indenture relating to the Bonds to be dated as of June 1, 1997 (such indenture, as so amended and supplemented, the "Indenture"), between the Company and Bankers Trust Company, as trustee (the "Trustee"). As an inducement to the Purchasers to enter into the Placement Agreement and in satisfaction of a condition to your obligations thereunder, the Company agrees with you, (i) for your benefit and (ii) for the benefit of the holders from time to time, as follows:

          1.    Definitions.  Capitalized terms used herein without definition
                -----------
shall have their respective meanings set forth in the Placement Agreement. As used in this Agreement, the following capitalized defined terms shall have the following meanings:

          "Act" means the Securities Act of 1933, as amended, and the rules and
           ---
regulations of the Commission promulgated thereunder.

          "Affiliate" has the meaning given to that term in Rule 405 of the Act
           ---------
or any successor rule thereunder.

          "Closing Date" has the meaning set forth in the Placement Agreement.
           ------------

          "Commission" means the Securities and Exchange Commission.
           ----------

          "Exchange Act" means the Securities Exchange Act of 1934, as amended,
           ------------
and the rules and regulations of the Commission promulgated thereunder.

          "Exchange Bonds" means, in respect of the Bonds, a like principal
           --------------
amount of debt securities of the Company identical in all material respects to, and entitled to substantially the same benefits as, the Bonds.

          "Exchange Offer Registration Period" means the 180-day period
           ----------------------------------
following the issuance of the Exchange Bonds, exclusive of any period during which any stop order shall be in effect suspending the effectiveness of the Exchange Offer Registration Statement.

          "Exchange Offer Registration Statement" means a registration statement
           -------------------------------------
of the Company on an appropriate form under the Act with respect to the Registered Exchange Offer, and all amendments and supplements to such registration statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

          "Exchanging Dealer" means any Holder (which may include any Purchaser)
           -----------------
which is a broker-dealer electing to exchange Bonds acquired for its own account as a result of market-making activities or other trading activities for Exchange Bonds.

          "Final Memorandum" has the meaning set forth in the Placement
           ----------------
Agreement.

          "Holder" means each of the Purchasers, for so long as any such
           ------
Purchaser shall hold Registrable Bonds, and each of their successors, assigns and direct and indirect transferees who become holders of Registrable Bonds.

          "Indenture" has the meaning set forth in the preamble hereto.
           ---------

          "Initial Placement" has the meaning set forth in the preamble hereto.
           -----------------

          "Liquidated Damages" has the meaning set forth in Section 7(a) hereof.
           ------------------

          "Majority Holders" means the Holders of a majority of the aggregate
           ----------------
principal amount of securities registered under a Registration Statement.

          "Managing Underwriters" means the investment banker or investment
           ---------------------
bankers and manager or managers that shall administer an underwritten offering.

          "Bonds" has the meaning set forth in the preamble hereto.
           -----

          "Prospectus" means the prospectus included in any Registration
           ----------
Statement (including a prospectus that discloses information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A under the Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Bonds or the Exchange Bonds, covered by such Registration

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Statement, and all amendments and supplements to the Prospectus, including post-
effective amendments.

          "Registrable Bonds" shall mean the Bonds; provided, however, that
           -----------------                        --------  -------
Bonds shall cease to be Registrable Bonds when (i) a Shelf Registration Statement with respect to such Bonds shall have been declared effective under the Act and such Bonds shall have been disposed of pursuant to such Registration Statement, (ii) such Bonds shall have been sold pursuant to Rule 144(k) (or any similar rule then in effect, but not Rule 144A) under the Act, (iii) such Bonds shall have ceased to be outstanding or (iv) the Bonds shall have been exchanged for Exchange Bonds which may be transferred without restriction under the Act.

          "Registered Exchange Offer" means the proposed offer to the Holders to
           -------------------------
issue and deliver to such Holders a like principal amount of the Exchange Bonds, in exchange for the Bonds.

          "Registration Statement" means any Exchange Offer Registration
           ----------------------
Statement or Shelf Registration Statement that covers any of the Registrable Bonds or the Exchange Bonds pursuant to the provisions of this Agreement, and amendments and supplements to such registration statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

          "Shelf Registration" means a registration effected pursuant to
           ------------------
Section 3 hereof.

          "Shelf Registration Event" has the meaning set forth in Section 3
           ------------------------
hereof.

          "Shelf Registration Period" has the meaning set forth in Section 3(b)
           -------------------------
hereof.

          "Shelf Registration Statement" means a "shelf" registration statement
           ----------------------------
of the Company pursuant to the provisions of Section 3 hereof which covers some or all of the Registrable Bonds on an appropriate form under Rule 415 under the Act, or any similar rule that may be adopted by the Commission, and amendments and supplements to such registration statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

          "Special Counsel" means Winthrop, Stimson, Putnam & Roberts or any one
           ---------------
such other counsel as shall be specified by the Majority Holders of securities included in the relevant Registration Statement, the reasonable fees and expenses of which will be paid by the Company pursuant to Section 5 hereof.

          "Trustee" has the meaning set forth in the preamble hereto.
           -------

          "Underwriter" means any underwriter of Registrable Bonds in connection
           -----------
with an offering thereof under a Shelf Registration Statement.

          2.    Registered Exchange Offer; Resales of Exchange Bonds by
                -------------------------- ------------------- --------
Exchanging Dealers.  Unless prohibited by law or Commission policy: (a) The
------------------
Company shall prepare and file with the Commission the Exchange Offer Registration Statement. The Company shall use its best efforts to cause the Exchange Offer Registration Statement to become effective under the Act on or prior to 150 days after the Closing Date.

          (b) Upon the effectiveness of the Exchange Offer Registration Statement, the Company shall promptly commence the Registered Exchange Offer, it being the objective of such Registered Exchange Offer to enable each Holder electing to exchange Registrable Bonds for Exchange Bonds (assuming that such Holder is not an affiliate of the Company within the meaning of the Act, acquires the Exchange Bonds in the ordinary course of such Holder's business and has no arrangements with any person to participate in the distribution (within the meaning of the Act) of the Exchange Bonds) to transfer such Exchange Bonds from and after their receipt without any limitations or restrictions under the Act and without material restrictions under the securities laws of a substantial proportion of the several states of the United States. The Company will be entitled to close the Registered Exchange Offer 20 business days after the commencement thereof provided that the Company has accepted all Bonds validly tendered and not withdrawn pursuant to the Registered Exchange Offer.

          (c) In connection with the Registered Exchange Offer, the Company shall:

          (i) mail to each Holder a copy of the Prospectus forming part of the Exchange Offer Registration Statement, together with an appropriate letter of transmittal and related documents;

         (ii) utilize the services of a depositary for the Registered Exchange Offer with an address in the Borough of Manhattan, The City of New York; and

        (iii)   comply in all material respects with all applicable laws.

          (d) On or prior to 180 days after the Closing Date, the Company shall use its best efforts to:

          (i) accept for exchange all Registrable Bonds validly tendered and not withdrawn pursuant to the Registered Exchange Offer;

         (ii) deliver to the Trustee for cancellation all Registrable Bonds so accepted for exchange; and

        (iii) cause the Trustee promptly to authenticate and deliver to each Holder of tendered Registrable Bonds, Exchange Bonds of the appropriate series equal in principal amount to the Registrable Bonds of such Holder so accepted for exchange therefor.

          (e) The Purchasers and the Company acknowledge that, pursuant to interpretations by the Commission's staff of Section 5 of the Act, and in the absence of an applicable exemption therefrom, each Exchanging Dealer is required to deliver a Prospectus in connection with a sale of any Exchange Bonds received by such Exchanging Dealer pursuant to the Registered Exchange Offer in exchange for Registrable Bonds acquired for its own account as a result of market-making activities or other trading activities. Accordingly, the Company shall:

          (i) include the information set forth in Annex A hereto on the cover of the Exchange Offer Registration Statement, in Annex B hereto in the forepart of the Exchange Offer Registration Statement in a section setting forth details of the Registered Exchange Offer, and in Annex C hereto in the underwriting or plan of distribution section of the Prospectus forming a part of the Exchange Offer Registration Statement, and include the information set forth in Annex D hereto in the Letter of Transmittal delivered pursuant to the Registered Exchange Offer; and

         (ii) keep the Exchange Offer Registration Statement continuously effective under the Act during the Exchange Offer Registration Period for delivery of the Prospectus forming a part thereof by Exchanging Dealers in connection with sales of Exchange Bonds received pursuant to the Registered Exchange Offer, as contemplated by Section 4(h) below.

          (f) In the event that the Purchasers determine that they are not eligible to participate in the Registered Exchange Offer with respect to the exchange of Bonds constituting any portion of their initial unsold allotment, at the request of the Purchasers, the Company shall issue and deliver to the Purchasers, in exchange for such Bonds, a like principal amount of Exchange Bonds (provided that such Exchange Bonds shall include legends with respect to restrictions on transfer and shall be deemed Registrable Bonds), and the Company shall, for a period of 180 days after consummation of the Registered Exchange Offer, make available as many copies of the Exchange Offer Registration Statement Prospectus, as amended or supplemented, as reasonably requested by the Purchasers. The Company shall seek to cause the CUSIP Service Bureau to issue the same CUSIP number(s) for such securities as for the corresponding series of Exchange Bonds issued pursuant to the Registered Exchange Offer. The Purchasers agree to promptly notify the Company in writing following the resale of their initial allotment of Bonds.

          3.    Shelf Registration.  If, (i) because of any change in law or
                ------------------
currently prevailing interpretations of law by the Commission's staff, the Company determines upon advice of its outside counsel that it is not permitted to file the Exchange Offer Registration Statement or effect the Registered Exchange Offer as contemplated by Section 2 hereof, or (ii) for any other reason the Registered Exchange Offer is not, despite the Company's best efforts, consummated within 180 days of the Closing Date and the Holders of a majority in principal amount of Bonds so request, or (iii) any Holder notifies the Company that (a) due to a change in law or policy it is not entitled to participate in the Exchange Offer; (b) due to a change in law or policy it may not resell the Exchange Bonds acquired by it in the Exchange Offer to the public without delivering a prospectus and the prospectus contained in the Exchange Offer Registration Statement is not appropriate or available for such resales by such Holder or (c) it is a broker-dealer and owns Bonds acquired directly from the Company or any affiliate of the Company (the events described in clauses (i), (ii) and (iii) of this paragraph are each referred to herein as a "Shelf Registration Event"), the following provisions shall apply:

          (a) The Company shall promptly deliver to the Holders written notice of a Shelf Registration Event, and file with the Commission, prior to 30 days after such filing obligation arises, and thereafter use its best efforts to cause to be declared effective under the Act on or prior to 150 days after such obligation arises, a Shelf Registration Statement relating to the offer and sale of the Registrable Bonds by the Holders from time to time in accordance with the methods of distribution elected by such Holders and set forth in such Shelf Registration Statement; provided, however, that with respect to Exchange Bonds
                        --------  -------
received by the Purchasers in exchange for Bonds constituting any portion of an unsold allotment, the Company may, if permitted by current interpretations by the Commission's staff, file a post-effective amendment to the Exchange Offer Registration Statement containing the information required by Regulation S-K Items 507 and/or 508, as applicable, in satisfaction of their obligations under this paragraph (a) with respect thereto, and any such Exchange Offer Registration Statement, as so amended, shall be referred to herein as, and governed by the provisions herein applicable to, a Shelf Registration Statement.

          (b) The Company shall use its best efforts to keep the Shelf Registration Statement continuously effective, supplemented and amended in order to permit the Prospectus forming part thereof to be usable by Holders for a period of two years from the Closing Date or such shorter period that will terminate when all the Registrable Bonds covered by the Shelf Registration Statement have been sold pursuant to the Shelf Registration Statement or otherwise cease being Registrable Bonds (in any such case, such period being called the "Shelf Registration Period").

          4.    Registration Procedures.  In connection with any Shelf
                -----------------------
Registration Statement and, to the extent specified, any Exchange Offer Registration Statement, the following provisions shall apply:

          (a) The Company shall furnish to each Purchaser, prior to the filing thereof with the Commission, a copy of any Shelf Registration Statement and any Exchange Offer Registration Statement, and each amendment thereof and each amendment or supplement, if any, to the Prospectus included therein and the Company shall, upon request, promptly incorporate in such Registration Statement, such information and comments as the Purchasers reasonably agree with the Company and its counsel should be included therein provided that the Company shall not be required to take any action under this Section 4(a) that is not in the reasonable opinion of counsel for the Company in compliance with applicable law.

          (b) The Company shall ensure that (i) any Registration Statement and any amendment thereto and any Prospectus forming a part thereof and any amendment or supplement thereto complies in all material respects with the Act, (ii) any Registration Statement and any amendment thereto does not, when it becomes effective, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (iii) any Prospectus forming part of any Registration Statement, and any amendment or supplement to such Prospectus, does not, during the period when delivery thereof is required, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          (c) (1) The Company shall advise the Purchasers and, in the case of a Shelf Registration Statement, the Holders of securities covered thereby and, if requested by you or any such Holder, confirm such advice in writing:

                  (i) when a Registration Statement and any amendment thereto has been filed with the Commission and when a Registration Statement or any post-effective amendment thereto has become effective; and

                 (ii) of any request by the Commission for amendments or supplements to a Registration Statement or the Prospectus included therein or for additional information.

              (2) The Company shall advise the Purchasers and, in the case of a Shelf Registration Statement, the Holders of securities covered thereby, and, in the case of an Exchange Offer Registration Statement, any Exchanging Dealer which has provided in writing to the Company a telephone or facsimile number and address for notices, and, if requested by you or any such Holder or Exchanging Dealer, confirm such advice in writing:

                  (i) of the issuance by the Commission of any stop order suspending the effectiveness of a Registration Statement or the initiation of any proceedings for that purpose;

                 (ii) of the receipt by the Company of any notification with respect to the suspension of the qualification of the securities included therein for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and

                (iii)   of the suspension of the use of a Prospectus.

          (d) The Company shall use its best efforts to prevent the issuance or obtain the withdrawal of any order suspending the effectiveness or use of any Registration Statement at the earliest possible time.

          (e) The Company shall furnish to each Holder of securities included within the coverage of any Shelf Registration Statement, without charge, at least one copy of such Shelf Registration Statement and any post-effective amendment thereto, including financial statements and schedules, and, if the Holder so requests in writing, all exhibits (including those incorporated by reference).

          (f) The Company shall, during the Shelf Registration Period, as promptly as is reasonably practicable deliver to each Holder of securities included within the coverage of any Shelf Registration Statement, without charge, as many copies of the Prospectus (including each preliminary Prospectus) included in such Shelf Registration Statement and any amendment or supplement thereto as such Holder may reasonably request; and subject to
     Section 4(k), the Company consents to the use of the Prospectus or any amendment or supplement thereto as to which no notice has been given pursuant to paragraph 4(c)(2) by each of the selling Holders of securities in connection with the offering and sale of the securities covered by the Prospectus or any amendment or supplement thereto.

          (g) The Company shall furnish to each Exchanging Dealer which so requests, without charge, at least one copy of the Exchange Offer Registration Statement and any post-effective amendment thereto, including financial statements and schedules, any documents incorporated by reference therein, and, if the Exchanging Dealer so requests in writing, all exhibits (including those incorporated by reference).

          (h) The Company shall, during the Exchange Offer Registration Period, promptly deliver to each Exchanging Dealer, without charge, as many copies of the Prospectus included in such Exchange Offer Registration Statement and any amendment or supplement thereto as such Exchanging Dealer may reasonably request for delivery by such Exchanging Dealer in connection with a sale of Exchange Bonds received by it pursuant to the Registered Exchange Offer; and subject to Section 4(k), the Company consents to the use of the Prospectus or any amendment or supplement thereto as to which no notice has been given pursuant to paragraph 4(c)(2) by any such Exchanging Dealer, as aforesaid.

          (i) Prior to the Registered Exchange Offer or the effectiveness of a Registration Statement, the Company shall, if required by applicable law, register or qualify or cooperate with the Holders of securities included therein and their respective counsel in connection with the registration or qualification of such securities for offer and sale under the securities or blue sky laws of such jurisdictions as any such Holders reasonably request in writing and do any and all other acts or things necessary or advisable to enable the offer and sale in such United States jurisdictions of the securities covered by such Registration Statement; provided, however, that the Company will not be required to (i) qualify generally to do business or as a foreign corporation or as a dealer in securities in any jurisdiction where it would not otherwise be required to so qualify but for this Section 4(i), (ii) file any general consent to service of process in any jurisdiction where it is not as of the date hereof so subject or (iii) subject itself to taxation in any jurisdiction where it is not otherwise subject.

          (j) Unless the applicable securities shall be in book-entry only form, the Company shall cooperate with the Holders of Bonds to facilitate the timely preparation and delivery of certificates representing Registrable Bonds to be sold pursuant to any Registration Statement free of any restrictive legends and in such denominations and registered in such names as Holders may request prior to sales of Registrable Bonds pursuant to such Registration Statement.

          (k)   Upon the occurrence of any event contemplated by paragraphs
     (c)(1)(ii) or (c)(2) above, the Company agrees to notify the Purchasers, and in the case of a Shelf Registration Statement, the Holders of securities covered thereby, to suspend use of the Prospectus and the Company shall prepare, using its best efforts to do so as soon as possible, a post-effective amendment to any Registration Statement or an amendment or supplement to the related Prospectus or file any other required document so that, as thereafter delivered to purchasers of the securities included therein, the Prospectus will not include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and the Purchasers, and in the case of a Shelf Registration Statement, the Holders of securities covered thereby, shall suspend use of such Prospectus until the Company has amended or supplemented such Prospectus so that such Prospectus does not contain any such untrue statement or omission.

          (1) The Company shall use its best efforts to cause The Depository Trust Company ("DTC"), on the first business day following the effective date of any Shelf Registration Statement hereunder or as soon as possible thereafter, to remove (i) from any existing CUSIP number assigned to any series of Registrable Bonds, any designation indicating that such Registrable Bonds are "restricted securities," which efforts shall include delivery to DTC of a letter executed by the Company to such effect and (ii) any other stop or restriction on DTC's system with respect to such Registrable Bonds. In the event the Company is unable to cause DTC to take the actions described in the immediately preceding sentence, the Company shall take such actions as Morgan Stanley may reasonably request to provide, as soon as practicable, a CUSIP number for each series of Registrable Bonds registered under such Registration Statement and to cause such CUSIP numbers to be assigned to such Registrable Bonds (or to the maximum aggregate principal amount of such Registrable Bonds to which such number(s) may be assigned). Upon compliance with the foregoing requirements of this Section 4(1), the Company shall provide the Trustee with printed certificates for each series of Registrable Bonds, in a form eligible for deposit with DTC.

          (m) The Company shall use its best efforts to comply with all applicable rules and regulations of the Commission and shall make generally available to its security holders as soon as practicable after the effective date of the applicable Registration Statement an earnings statement satisfying the provisions of Section 11(a) of the Act.

          (n) The Company shall cause the Indenture to be qualified under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), in a timely manner.

          (o) The Company may require each Holder of securities to be sold pursuant to any Shelf Registration Statement to furnish to the Company such information regarding such Holder and the distribution of such securities by such Holder as the Company may from time to time reasonably require for inclusion in such Registration Statement, and securities of a Holder which does not provide information necessary for inclusion in such Registration Statement may be omitted from any Shelf Registration Statement.

          (p) The Company shall, upon request, promptly incorporate in a Prospectus supplement or post-effective amendment to a Shelf Registration Statement, such information as the Managing Underwriters and Majority Holders reasonably agree with the Company and its counsel should be included therein and shall make all required filings of such Prospectus supplement or post-effective amendment as soon as notified of the matters to be incorporated in such Prospectus supplement or post-effective amendment provided that the Company shall not be required to take any action under this Section 4(p) that is not in the reasonable opinion of counsel for the Company in compliance with applicable law.

          (q) In the case of any Shelf Registration Statement, the Company shall enter into such customary agreements (including underwriting agreements) and take all other appropriate and reasonably required actions in connection therewith in order to expedite or facilitate the registration or the disposition of the Registrable Bonds and in connection therewith, if an underwriting agreement is entered into, cause the same to contain indemnification provisions and procedures no less favorable than those set forth in Section 6 (or such other provisions and procedures acceptable to the Holders of a majority in aggregate principal amount of Registrable Bonds and the Managing Underwriters, if any) with respect to all parties to be indemnified pursuant to Section 6.

          (r) In the case of any Shelf Registration Statement, the Company shall (i) make reasonably available for inspection by the Holders of securities to be registered thereunder, subject to their acceptance of the provisions of this Section 4(r), any underwriter participating in any distribution pursuant to such Registration Statement, and any Special Counsel, accountant or other agent retained by the Holders or any such underwriter, all relevant financial and other records, pertinent corporate documents and properties of the Company and its subsidiaries as shall reasonably be required in connection with the discharge of their due diligence obligations; (ii) cause the Company's officers, directors and employees and any relevant trustee to supply all relevant information reasonably requested by the Holders or any such underwriter, Special Counsel, accountant or agent in connection with any such Registration Statement as is customary for similar due diligence examinations; provided,
                                                                       --------
     however, that the foregoing inspection and information gathering shall be
     -------
     coordinated on behalf of the Holders and the other parties entitled thereto by the Special Counsel and other parties; (iii) make such representations and warranties to the Holders of securities registered thereunder and the underwriters, if any, in form, substance and scope as are customarily made by issuers to underwriters in secondary offerings and covering such matters as are customarily covered in representations and warranties requested in secondary offerings; (iv) obtain opinions of counsel to the Company and updates thereof addressed to each selling Holder and the underwriters, if any, covering such matters and with such exceptions as are customarily covered or taken in opinions requested in secondary offerings, (v) obtain "cold comfort" letters and updates thereof from the independent certified public accountants of the Company (and, if necessary, any other independent certified public accountants of any subsidiary of the Company or of any business acquired by the Company for which financial statements and financial data are, or are required to be, included in the Registration Statement), addressed to each selling Holder of securities registered thereunder and the underwriters, if any, in customary form and covering matters of the type customarily covered in "cold comfort" letters in connection with secondary offerings; and (vi) deliver such documents and certificates as may be reasonably requested by the Majority Holders and the Managing Underwriters, if any, or their counsel including those to evidence compliance with Section 4(k) and with conditions customarily contained in the underwriting agreement or other agreement entered into by the Company. The foregoing actions set forth in clauses (iii) and (v) of this Section 4(r) shall be performed at the effectiveness of such Registration Statement and those set forth in clauses (iii), (iv), (v) and (vi) of this Section 4(r) shall be performed at each closing under any underwriting or similar agreement as and to the extent required thereunder.

          (s) In the case of any Exchange Offer Registration Statement, if requested by the Purchasers, the Company shall (i) make reasonably available for inspection by the Purchasers, subject to their acceptance of the provisions of this Section 4(s), and any Special Counsel, accountant or other agent retained by the Purchasers, all relevant financial and other records, pertinent corporate documents and properties of the Company and its subsidiaries as shall reasonably be required in connection with the discharge of their due diligence obligations; (ii) cause the Company's officers, directors and employees and any relevant trustee to supply all relevant information reasonably requested by the Purchasers or any such Special Counsel, accountant or agent in connection with any such Registration Statement as is customary for similar due diligence examinations; provided, however, that the foregoing inspection and
                   --------  -------
     information gathering shall be coordinated on behalf of the Purchasers and other parties entitled thereto by the Special Counsel and other parties;
     (iii) make such representations and warranties to the Purchasers, in form, substance and scope as are customarily made by issuers to underwriters in secondary offerings and covering such matters as are customarily covered in representations and warranties requested in secondary offerings; and (iv) deliver such documents and certificates as may be reasonably requested by the Special Counsel, including those to evidence compliance with Section 4(k) and with conditions customarily contained in underwriting agreements. The foregoing actions set forth in clauses (iii) and (iv) of this Section 4(s) shall be performed, if requested by the Special Counsel, at the closing of the Registered Exchange Offer and the effective date of any post-effective amendment to the Exchange Offer Registration Statement.

          5.    Registration Expenses.  The Company shall bear all expenses
                ---------------------
incurred in connection with the performance of their obligations under Sections 2, 3 and 4 hereof, including for the reasonable fees and disbursements of the Special Counsel; provided, however, that each Holder shall pay all underwriting
                 --------  -------
discounts and commissions and transfer taxes, if any, relating to the sale or disposition of such Holder's Bonds pursuant to a Shelf Registration Statement.

          6.    Indemnification; Contribution.
                -----------------------------

          (a) The Company agrees to indemnify and hold harmless each Holder and each person, if any, who controls any Holder within the meaning of either
Section 15 of the Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by (i) any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement or any amendment thereof, including all documents incorporated therein by reference, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) any untrue statement or alleged untrue statement of a material fact contained in any preliminary Prospectus or any Prospectus (or amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Holder furnished to the Company in writing by such Holder expressly for use therein. The Company shall also indemnify each Exchanging Dealer participating in the offering and sale of the Bonds and each person who controls any such Exchanging Dealer (within the meaning of Section 15 of the Act or Section 20 of the Exchange Act) to the same extent and with the same limitations as provided above with respect to the indemnification of the Holders of the Bonds.

          (b) Each Holder agrees, severally and not jointly, to indemnify and hold harmless the Company, the Company's directors, the Company's officers who sign a Registration Statement, and each person, if any, who controls the Company within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by (i) any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement or any amendment thereof, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) any untrue statement or alleged untrue statement of a material fact contained in any preliminary Prospectus or any Prospectus (or amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, but in the case of clauses (i) and (ii), only with reference to information relating to such Holder furnished to the Company in writing by such Holder expressly for use in such Registration Statement, preliminary Prospectus, Prospectus or any amendments or supplements thereto. In no event shall the liability of any Holder of the Bonds hereunder be greater in amount than the net dollar amount of the proceeds received by such Holder from the sale of the Bonds giving rise to such indemnification obligation.

          (c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to either of the two preceding paragraphs, such person (the "indemnified party") shall promptly notify the person against whom
             ----------- -----
such indemnity may be sought (the "indemnifying party") in writing and the
                                   ------------------
indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the reasonable fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for (a) the fees and expenses of more than one separate firm (in addition to any local counsel) for all Holders and all persons, if any, who control any Holders within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act, and (b) the fees and expenses of more than one separate firm (in addition to any local counsel) for the Company, its officers and directors and each person, if any, who controls the Company within the meaning of either such Section, and that all such fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the Company, its officers and directors and any such control persons of the Company, such firm shall be designated in writing by the Company. In the case of any such separate firm for the Holders or any such control persons of any Holders, such firm shall be designated in writing on behalf of the Majority Holders. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

          (d) To the extent the indemnification provided for in paragraph (a) or (b) of this Section 6 is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to herein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by such indemnifying party or by such indemnified party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Holders' respective obligations to contribute pursuant to this paragraph are several in proportion to the respective principal amounts of the Bonds they have sold pursuant to a Registration Statement, and not joint.

          (e) The Company and the Holders agree that it would not be just or equitable if contribution pursuant to Section 6(d) were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) of this Section 6. The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities referred to in paragraph (d) of this Section 6 shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this
Section 6, a Holder of Registrable Bonds shall not be required to contribute any amount in excess of the amount by which the total price at which the Registrable Bonds sold by such indemnifying party and distributed to the public were offered to the public pursuant to any Registration Statement exceeds the amount of any damages which such indemnifying party has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 6 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

          (f)   The indemnity and contribution provisions contained in this
Section 6 shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Holder or any person controlling any Holder, or the Company or any person controlling the Company and (iii) the sale of any Registrable Bonds pursuant to an effective Registration Statement by any Holder.

          7.    Liquidated Damages Under Certain Circumstances.  (a) Liquidated
                ----------------------------------------------
damages ("Liquidated Damages") shall become payable in respect of Registrable Bonds as follows if either of the following events occur (each such event, a "Registration Default")

            (i) if the Registered Exchange Offer is not consummated on or prior to the 180th day following the Closing Date; or

           (ii) if after the Exchange Offer Registration Statement or Shelf Registration Statement is declared effective, (A) such Exchange Offer Registration Statement or Shelf Registration Statement ceases to be effective prior to the end of the Exchange Offer Registration Period or Shelf Registration Period (except as permitted in paragraph (b) of this Section 7) or (B) such Exchange Offer Registration Statement or Shelf Registration Statement or the related Prospectus ceases to be usable in connection with resales of Registrable Bonds covered by such Exchange Offer Registration Statement or Shelf Registration Statement prior to the end of the Exchange Offer Registration Period or Shelf Registration Period (except as permitted in paragraph (b) of this Section 7) because (1) the Company determines that any event occurs as a result of which the related Prospectus forming part of such Exchange Offer Registration Statement or Shelf Registration Statement would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (2) the Company determines that it shall be necessary to amend such Exchange Offer Registration Statement or Shelf Registration Statement, or supplement the related Prospectus, to comply with the Act or the Exchange Act or the rules thereunder, or (3) the Company determines that it is advisable to suspend use of the Prospectus for a discrete period of time due to pending material corporate developments or similar material events that have not yet been publicly disclosed and as to which the Company believes public disclosure will be prejudicial to the Company.

          Liquidated Damages shall accrue on the Registrable Bonds over and above the original interest rate set forth in the Registrable Bonds following the occurrence of a Registration Default set forth in clauses (i) and (ii) above from and including the next day following each such Registration Default, with respect to the first 90-day period immediately following the occurrence of such Registration Default by 0.50% per annum and will increase by an additional 0.50% per annum with respect to each subsequent 90-day period until all Registration Defaults have been cured, up to a maximum amount of 1.50% per annum; provided that in no event shall the interest rate payable on the
           --------
Registrable Bonds be increased more than 0.50% per annum in any single 90-day period above the interest rate applicable immediately prior to commencement of such 90-day period. The Liquidated Damages attributable to each Registration Default shall cease to accrue from the date such Registration Default is cured; the effectiveness of the Shelf Registration Statement filed pursuant to Section 3 hereof shall be deemed to cure the Registration Default referred to in clause
(i) above.

          (b) A Registration Default referred to in clause (ii) above shall be deemed not to have occurred and be continuing in relation to the Exchange Offer Registration Statement or Shelf Registration Statement or the related Prospectus if (i) such Registration Default has occurred solely as a result of (x) the filing of a post-effective amendment to such Exchange Offer Registration Statement or Shelf Registration Statement to incorporate annual audited financial information with respect to the Company where such post-effective amendment is not yet effective and needs to be declared effective to permit Holders to use the related Prospectus or (y) the occurrence of other material events or developments with respect to the Company that would need to be described in such Exchange Offer Registration Statement or Shelf Registration Statement or the related Prospectus and (ii) in the case of clause (y), the Company is proceeding promptly and in good faith to amend or supplement such Exchange Offer Registration Statement or Shelf Registration Statement and related Prospectus to describe such events.

          (c) As set forth in the Bonds (and without duplication), any amounts of Liquidated Damages due pursuant to the foregoing paragraphs will be payable in cash on June 1 and December 1 of each year to the holders of record on the preceding May 15 and November 15, respectively (or if such record date is a day on which banks are authorized to close in New York City, on the preceding banking day).

          8.    Miscellaneous.
                -------------

          (a)   No Inconsistent Agreements.  The Company has not, as of the date
                --------------------------
hereof, entered into, nor shall it, on or after the date hereof, enter into, any agreement with respect to the Bonds that is inconsistent with the rights granted to the Holders herein or otherwise conflicts with the provisions hereof.

          (b)   Amendments and Waivers.  The provisions of this Agreement,
                ----------------------
including the provisions of this sentence, may not be amended, qualified, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the Company has obtained the written consent of the Holders of at least a majority of the then outstanding aggregate principal amount of the Registrable Bonds; provided, however, that, with respect
                                           --------  -------
to any matter that affects the rights of any Purchaser hereunder, the Company shall obtain the written consent of such Purchaser. Notwithstanding the foregoing (except the foregoing proviso), a waiver or consent to departure from the provisions hereof with respect to a matter that relates exclusively to the rights of Holders whose Registrable Bonds are being sold pursuant to a Registration Statement and that does not directly or indirectly affect the rights of other Holders may be given by the Holders of a majority of the Registrable Bonds, determined on the basis of Registrable Bonds being sold rather than registered under such Registration Statement.

          (c)   Notices.  All notices and other communications provided for or
                -------
permitted
hereunder shall be made in writing by hand-delivery, first-class mail, telex, telecopier, or air courier guaranteeing overnight delivery:

          (1) if to a Holder, at the most current address given by such Holder to the Company in accordance with the provisions of this Section 8(c), which address initially is, with respect to each Holder, the address of such Holder maintained by the Registrar under the Indenture, with a copy in like manner to Morgan Stanley;

          (2) if to the Purchasers, initially at the address set forth in the Placement Agreement; and

          (3) if to the Company, initially at the address set forth in the Placement Agreement.

          All such notices and communications shall be deemed to have been duly given when received.

          The Purchasers or the Company by notice to the other may designate additional or different addresses for subsequent notices or communications.

          (d)   Successors and Assigns.  This Agreement shall inure to the
                ----------------------
benefit of and be binding upon the successors and assigns of each of the parties, including, without the need for an express assignment or any consent by the Company thereto, subsequent Holders of Registrable Bonds. The Company hereby agrees to extend the benefits of this Agreement to any Holder of Registrable Bonds and any such Holder may enforce the provisions of this Agreement as if an original party hereto.

          (e)   Counterparts.  This Agreement may be executed in any number of
                ------------
counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

          (f)   Headings.  The headings in this Agreement are for convenience of
                --------
reference only and shall not limit or otherwise affect the meaning hereof.

          (g)   Governing Law.  THIS AGREEMENT SHALL BE GOVERNED BY AND
                -------------
CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN SAID STATE.

          (h)   Severability.  In the event that any one or more of the
                ------------
provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired or affected thereby, it being intended that all of the rights and privileges of the parties shall be enforceable to the fullest extent permitted by law.

          (i)   Bonds Held by the Company, etc.   Whenever the consent or
                -------------------------------
approval of Holders of a specified percentage of principal amount of Registrable Bonds is required hereunder, Bonds or Exchange Bonds, as applicable, held by the Company or its Affiliates (other than subsequent Holders of Registrable Bonds if such subsequent Holders are deemed to be

Affiliates solely by reason of their holdings of such Bonds or Exchange Bonds) shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage.

     If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart thereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the several Purchasers and the Company in accordance with its terms.

                                    Very truly yours,

                                    THE CONNECTICUT LIGHT AND
                                      POWER COMPANY


                                    By: /s/John B. Keane
                                       ----------------------------------
                                       Name: John B. Keane
                                       Title: Vice President and Treasurer

The foregoing is
hereby confirmed
and accepted as of
the date first above
written.

MORGAN STANLEY & CO. INCORPORATED
SALOMON BROTHERS INC

By:  MORGAN STANLEY & CO. INCORPORATED



By: /s/Harold J. Hendershot, III
       Title: Vice President

                                                                         ANNEX A

     Each broker-dealer that receives Exchange Bonds for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Bonds. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Bonds received in exchange for Registrable Bonds where such Registrable Bonds were acquired by such broker-dealer as a result of market making activities or other trading activities. The Company has agreed that, for a period of 180 days after the Expiration Date (as defined herein), it will make this Prospectus available to any broker-dealer for use in connection with any such resale. See "Plan of Distribution."

                                     -A1-

                                                                         ANNEX B

     Each broker-dealer that receives Exchange Bonds for its own account in exchange for Bonds where such Bonds were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Bonds. See "Plan of Distribution."

                                     -B1-

                                                                         ANNEX C


                             PLAN OF DISTRIBUTION

     Each broker-dealer that receives Exchange Bonds for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Bonds. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Bonds received in exchange for Existing Bonds where such Existing Bonds were acquired as a result of market-making activities or other trading activities. The Company has agreed that, for a period of 180 days after the Expiration Date, it will make this Prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale.

     The Company will not receive any proceeds from any sale of Exchange Bonds by broker-dealers. Exchange Bonds received by broker-dealers for their own account pursuant to the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the Exchange Bonds or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such Exchange Bonds. Any broker-dealer that resells Exchange Bonds that were received by it for its own account pursuant to the Exchange Offer and any broker or dealer that participates in a distribution of such Exchange Bonds may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any such resale of Exchange Bonds and any commission or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

     For a period of 180 days after the Expiration Date, the Company will promptly send additional copies of this Prospectus and any amendment or supplement to this Prospectus to any broker-dealer that requests such documents in the Letter of Transmittal. The Company has agreed to pay all expenses incident to the Exchange Offer (including the fees and disbursements of one counsel for the holders of the Registrable Bonds) other than commissions or concessions of any brokers or dealers and will indemnify the holders of the Registrable Bonds (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

                                     -C1-

                                                                         ANNEX D

[_] CHECK HERE IF YOU ARE A BROKER-DEALER AND WISH TO RECEIVE 10 ADDITIONAL COPIES OF THE PROSPECTUS AND 10 COPIES OF ANY AMENDMENTS OR SUPPLEMENTS THERETO.

Name:
     -------------------------------
Address:
        ----------------------------

        ----------------------------

     If the undersigned is not a broker-dealer, the undersigned represents that it is not engaged in, and does not intend to engage in, a distribution of Exchange Bonds. If the undersigned is a broker-dealer that will receive Exchange Bonds for its own account in exchange for Bonds that were acquired as a result of market-making activities or other trading activities, it acknowledges that it will deliver a prospectus in connection with any resale of such Exchange Bonds; however, by so acknowledging and by delivering a prospectus, the undersigned will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

                                     -D1-